EXHIBIT 10.27

                                 PROMISSORY NOTE


$55,250.81                                                     December 10, 2004

         For value received, NEW VISUAL CORPORATION, a Utah corporation
(the "Maker"), hereby unconditionally promises to pay to the order of Ivan Berkowitz (the "Payee"), as described in Paragraph 1 below, the principal sum of FIFTY FIVE THOUSAND TWO HUNDRED FIFTY AND 81/100 DOLLARS ($55,250.81) pursuant to the terms and conditions of this Promissory Note (this "Note").

         1. PROMISE TO PAY. The Maker promises to pay the principal amount of this Note. This Note shall become due and payable in full upon the earlier to occur of (a) the consummation of a permanent financing transaction which results in the receipt by the Maker of gross proceeds of at least $5 million or (b) the six-month anniversary of the date of this Note. All payments hereunder shall be in lawful money of the United States of America and shall be made to the Payee.

         2. RIGHT TO PREPAY. The principal amount hereof may be prepaid in whole or in part without prepayment penalty.

         3. COSTS AND EXPENSES. The Maker promises to pay, upon the Payee's demand therefor, all costs and expenses, including reasonable attorneys' fees (defined as being actual hours worked at the standard billing rates of the attorneys involved in any matter), incurred in the collection and enforcement of this Note.

         4. WAIVER. No delay on the part of the Payee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver by the Payee of any right or remedy hereunder shall be effective unless in a writing signed by the Payee.

         5. AMENDMENTS. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Payee, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6. INVALIDITY. If any provision of this Note, or the application of it to any party or circumstance is held to be invalid, the same shall be ineffective, but the remainder of this Note, and the application of such provisions to other parties or circumstances, shall not be affected thereby.

         7. SUCCESSORS, ASSIGNMENT. The terms and conditions of this Note shall apply to and bind the heirs, successors, legal representatives and assigns of the parties.

         8. GOVERNING LAW AND SELECTION OF FORUM. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California and to be performed entirely within the State of California. The parties agree that any litigation concerning this Note shall take place in California state court. Each party hereby consents to the jurisdiction of that court.

         9. NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

         If to the Maker:           New Visual Corporation
                                    5920 Friars Road, Suite 104
                                    San Diego, CA 92108
                                    Facsimile:  (619) 718-7446
                                    Attention: Chief Executive Officer

         If to the Payee:           Ivan Berkowitz
                                    1 West 72nd Street
                                    New York, NY 10023


         IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of the day and year and the place first above written.

                                           NEW VISUAL CORPORATION


                                           By: /s/ Brad Ketch
                                               ---------------------------
                                           Name:  Brad Ketch
                                           Title: President and Chief Executive
                                                  Officer


                                       2